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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 12, 2004 relating to the financial statements and financial statement schedule of MRO Software, Inc., which appears in MRO Software, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/PricewaterhouseCoopers LLP
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Boston, Massachusetts
March 8, 2005